EXHIBIT 32.1

[LETTERHEAD]

Written Statement of the Chief Executive Officer

I, Neil S. Novich, as Chairman, President and Chief Executive Officer of Ryerson Inc. (the “Company”), state and certify that this Form 10-K/A (Amendment No. 1 to Form 10-K) of Ryerson Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-K/A (Amendment No. 1 to Form 10-K) for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil S. Novich
Neil S. Novich
Chairman, President & Chief Executive Officer
(Principal Executive Officer)
April 30, 2007